Exhibit 99.1

PRESS RELEASE

Smartkem, Inc. announces reverse split of common stock to support continued Nasdaq listing

WILMINGTON, DE, August 19, 2026 – Smartkem, Inc. (Nasdaq: SMTK) ("Smartkem" or the "Company") today announced that its Board of Directors has approved a reverse stock split of the Company’s outstanding common stock at a ratio of 1-for-50, following authorization by shareholders at the company’s Annual Meeting of Shareholders held June 23, 2026.

The reverse stock split will become effective on August 20, 2026 at 5:00 p.m. Eastern Time and Smartkem’s common stock will begin trading on a split-adjusted basis on the Nasdaq Capital Market at the opening of trading on August 21, 2026 under the existing ticker symbol “SMTK.”

The reverse stock split is intended to increase the per share trading price of Smartkem's common stock to satisfy the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

As a result of the reverse stock split, every 50 shares of Smartkem common stock issued and outstanding will automatically be combined into one share of common stock. The reverse stock split will reduce the number of outstanding shares proportionally, while the number of authorized shares of common stock will not change. Fractional shares will not be issued. Shareholders who would be entitled to receive fractional shares will instead be entitled to the rounding [up] of their fractional share to the nearest whole share.

The reverse stock split will affect all shareholders uniformly and will not alter any shareholder's proportional ownership interest in the company, except for adjustments resulting from the treatment of fractional shares. The reverse stock split will also proportionately adjust the number of shares underlying the company's outstanding equity awards, warrants, and other equity-based securities, as well as the applicable exercise or conversion prices.

Equiniti is serving as the exchange agent for the reverse stock split. Shareholders holding shares electronically or in book-entry form do not need to take any action. Shareholders holding certificated shares will receive instructions from Equiniti regarding the exchange of their stock certificates. Additional information regarding the reverse stock split can be found in Smartkem's definitive proxy statement filed with the Securities and Exchange Commission on May 18, 2026.

About Smartkem, Inc.

Smartkem develops and manufactures custom electronic materials designed to enable the next generation of electronics. Our advanced TRUFLEX® materials integrate into existing manufacturing processes, supporting efficient, scalable production and high-performance outcomes across a broad range of electronic applications. We combine materials science expertise with practical engineering to deliver tailored solutions for partners seeking to innovate in electronics.

For more information, visit the Smartkem website or follow on LinkedIn.

Smartkem, INC.

3 gERMAY DRIVE

UNIT 4 #1029

WILMINGTON, DE 19804

enquiries@Smartkem.com

PRESS RELEASE

Additional Information and Where to Find It

On 3rd August 2026, Smartkem, announced that it entered into a definitive business combination agreement (the "Agreement") with Ferrox Critical Minerals ("Ferrox"). In connection with the proposed transaction between the Company and Ferrox, the Company intends to file with the SEC a Registration Statement on Form S-4 (the "Registration Statement") to register the common stock to be issued in connection with the proposed transaction. The Registration Statement will include a proxy statement of the Company and a prospectus of the Company (the "Proxy Statement/Prospectus"). Each of Ferrox and the Company may file with the SEC other relevant documents concerning the proposed transaction. After the Registration Statement is declared effective, the definitive Proxy Statement/Prospectus will be sent to the stockholders. This is not a substitute for the Registration Statement, the Proxy Statement/Prospectus or any other relevant documents that Ferrox or the Company has filed or will file with the SEC. BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY AND ENTIRELY READ THE REGISTRATION STATEMENTAND PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FERROX, THE COMPANY, THE PROPOSED TRANSACTION, AND RELATED MATTERS. A copy of the Registration Statement, Proxy Statement/Prospectus, as well as other relevant documents filed by Ferrox and the Company with the SEC, may be obtained free of charge, when they become available, at the SEC's website at www.sec.gov. The information on Ferrox's or the Company's respective websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, the impact that the transaction will have on the Company’s balance sheet and its ongoing cash requirements, the potential dilutive effect of the issuance of the securities in connection with the debt conversion agreement, its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on Smartkem, Inc.'s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expect," "intend," "plan," "project," "believe," "estimate," and other similar or elated expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts

Selena Kirkwood

VP of Communications for Smartkem, Inc.

s.kirkwood@Smartkem.com

Smartkem, iNC.

3 gERMAY DRIVE

UNIT 4 #1029

WILMINGTON, DE 19804

enquiries@Smartkem.com